Exhibit 99.1

Resaca Exploitation and Cano Petroleum Plan to Merge in a Stock-For-Stock Transaction

Houston and Fort Worth, TX — September 30, 2009 — Resaca Exploitation, Inc. (AIM: RSX and RSOX) and Cano Petroleum, Inc. (NYSE Amex: CFW) today announced the boards of directors of both companies have unanimously approved a definitive plan to merge the two companies in a tax-free, stock-for-stock exchange. Cano shareholders will receive 2.1 shares of Resaca common stock for every share of Cano common stock and will own approximately 50 percent of the combined company.  Based on the closing price of Resaca common stock on September 28, 2009, the transaction implies total consideration to Cano shareholders of $76.0 million or $1.67 per Cano share and $3.34 per proved barrel of oil equivalent.

The newly combined company will have an estimated 63.2 million barrels oil equivalent of proved reserves (81% oil) with a PV10 value of approximately $652.9 million based on crude oil and natural gas prices in effect on July 1, 2009.  The net production for the combined company is estimated at 1,960 net barrels of oil equivalent per day at July 1, 2009.

The exchange ratio is calculated as a 32 percent premium over the 30-day volume weighted average price of Cano shares for the period ending September 28, 2009, relative to the 30-day volume weighted average price of Resaca shares during the same time period.

The combined company will retain the Resaca name, will be headquartered in Houston, Texas, and will be led by current Resaca Chairman, J.P. Bryan, who will become CEO upon completion of the transaction.  The combined company’s board will consist of four directors from Resaca and three from Cano.  The company will continue to trade on the AIM Market of the London Stock Exchange (the “AIM”).  Resaca’s shares that trade on the AIM under current ticker RSOX will be traded under ticker symbol RSX following the filing and effectiveness of a registration statement with the Securities and Exchange Commission.  Resaca will also obtain a NYSE Amex listing as a condition to closing.

Key strengths of the newly combined company include:

•                  Complimentary oil-focused properties with balanced growth opportunities (Resaca’s proved developed non-producing reserves with Cano’s proved undeveloped reserves)

•                  Near-term low-risk identified production enhancement opportunities

•                  Accelerated exploitation strategy with focus on long-life reserves

•                  Significant cost savings currently estimated to be $4.5-5.0 million per year

•                  Increased critical mass to more efficiently develop projects

•                  Expanded institutional investor interest and capital market access via dual listing on NYSE Amex and AIM

J.P. Bryan, Resaca’s Chairman, stated “Through this transaction, the newly combined company will enjoy the benefits of tremendous synergies and strengths.  This is clearly a case of one plus one equals so much more than two going forward. Both companies share a common growth strategy of acquiring and exploiting mature properties and implementing secondary and tertiary recovery techniques. The combined assets are most complementary geographically and combine the near-term production upside from Resaca’s recompletion portfolio with long-term upside from Cano’s proved undeveloped waterflood reserves. The fields we both possess are prime candidates for CO2 tertiary recovery.  This will become the next great global initiative for recovering substantial quantities of oil from mature fields. We will strive to lead, not follow, in that effort. Our combined staffs bring together some extraordinarily talented individuals to help ensure our success. This is an exciting long-term value story for the shareholders of both companies.”

Jeff Johnson, Cano’s Chairman and CEO, added “Today’s announcement will provide our shareholders with a solid foundation to grow this business. Resaca’s near-term production growth potential and synergies will add the cash flows needed for all shareholders to realize the long-term upside of both companies’ assets.  The significant financial advantages of this combination will benefit our shareholders and employees.  Cano shareholders will not only receive a significant premium to its current share price, but they will also be able to participate in the upside of the stronger combined entity.”

The transaction is subject to the following closing conditions: (i) shareholder approval by both companies, (ii) Resaca becoming listed on the NYSE Amex, (iii) refinancing of existing bank debt and (iv) other customary closing conditions. Both companies will continue to operate their businesses independently until the close of the transaction. The transaction is expected to be completed within three to five months.

Resaca is being advised by SMH Capital Inc. and its legal counsel is Haynes and Boone, LLP. Cano is being advised by RBC Capital Markets Corporation and its legal counsel is Thompson & Knight LLP.

Corporate Structure and Management

In addition to J.P. Bryan remaining as Chairman and becoming CEO of the combined company upon completion of the transaction, John J. “Jay” Lendrum, III, currently Resaca’s CEO, will become Resaca’s Vice Chairman. Dennis Hammond, currently Resaca’s President and COO, will remain President. Chris Work, currently Resaca’s CFO, will remain CFO.  Pat McKinney, currently Cano’s SVP of Engineering and Operations, will become Resaca’s EVP of Engineering and Operations.  Mike Ricketts, currently Cano’s VP and Principal Accounting Officer, will become Resaca’s VP and Chief Accounting Officer.  Phillip Feiner, currently Cano’s VP and General Counsel, will become Resaca’s VP and General Counsel.

Combined Company Strategies and Properties

Both Resaca and Cano are focused on the exploitation and production of known oil and gas reserves, including secondary and tertiary recovery.  Resaca’s properties are located in West Texas, and Southeastern New Mexico. Cano’s properties are located in the Texas panhandle, Central Texas, Southeastern New Mexico, and Oklahoma. Both companies’ properties have long reserve lives, stable production, and heavy concentrations of oil.

About Resaca

Resaca is an independent oil and gas development and production company based in Houston, Texas. Resaca is focused on the acquisition and exploitation of long-life oil and gas properties, utilizing a variety of primary, secondary and tertiary recovery techniques. Resaca’s current properties are located in the Permian Basin of West Texas and Southeast New Mexico. Resaca trades on the AIM under the ticker symbols RSOX and RSX. Additional information is available at www.resacaexploitation.com.

About Cano

Cano Petroleum, Inc. is an independent Texas-based energy producer with properties in the mid-continent region of the United States. Led by an experienced management team, Cano’s primary focus is on increasing domestic production from proven fields using enhanced recovery methods. Cano trades on the NYSE Amex under the ticker symbol CFW. Additional information is available at www.canopetro.com.

Conference Call Information

Resaca and Cano management will host a conference call for investors at 2:30 p.m. Eastern time, September 30, 2009, to discuss the details of the transaction. Interested parties can participate in the call by dialing 866-515-2909. For calls outside the U.S., parties may dial 617-399-5123. The passcode is 23249440. This call is also being webcast by Thomson/CCBN which can be accessed at Cano’s website at www.canopetro.com. The webcast will also be archived on the Resaca and Cano websites.

Forward Looking Statements

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Resaca and Cano intend that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Resaca or Cano to obtain additional capital, and other risks and uncertainties described in the Cano’s filings with the Securities and Exchange Commission. The historical results achieved by Resaca or Cano are not necessarily indicative of its future prospects. Neither Resaca nor Cano undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano. In connection with the proposed transaction, Resaca and Cano plan to (a) file documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, (b) publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on AIM and (c) file with AIM and the SEC other necessary documents regarding the proposed transaction. Investors and security holders of Resaca and Cano are urged to carefully read the Joint Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they will contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900. Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com.  Information filed with the SEC will be available on the SEC’s website at www.sec.gov.  Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus and AIM admission document described above. Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website.  Additional information regarding the directors and executive officers of Cano is also included in Cano’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on December 3, 2008.

Contacts:

Resaca Exploitation, Inc.

Chris Work

Chief Financial Officer

+1 713 650-1246

info@resacaexploitation.com

Cano Petroleum, Inc.

Ben Daitch

Chief Financial Officer

+1 817-698-0900

info@canopetro.com